EX - 99.1
Owlet Reports Fourth Quarter and Full Year 2025 Results; Initiates 2026 Guidance

LEHI, Utah, March 5, 2026 - Owlet, Inc. (“Owlet” or the “Company”) (NYSE:OWLT), the pioneer of smart infant monitoring, today reports financial results for the fourth quarter and full year ended December 31, 2025. Owlet’s President and Chief Executive Officer, Jonathan Harris, and Chief Financial Officer, Amanda Twede Crawford, will host a conference call to review the Company’s results and provide a business update today, March 5, 2026, at 4:30 p.m. ET.

Q4 2025 Financial Highlights:
•Q4 Revenue of $26.6 million, up 29.6% from Q4 2024
•Q4 Gross Profit of $12.6 million, up $1.7 million from Q4 2024 despite tariff cost impacts; Q4 Gross Margin of 47.6%
•Q4 Operating Loss of $4.9 million, compared to operating loss of $7.4 million in Q4 2024
•Q4 Net Loss of $9.2 million, compared to net loss of $9.1 million in Q4 2024
•Q4 Adjusted EBITDA (non-GAAP) of $0.1 million, compared to $0.5 million in Q4 2024

Full Year 2025 Financial Highlights:
•Record FY 2025 Revenue of $105.7 million, up 35.4% from FY 2024
•Record FY 2025 Gross Profit of $53.5 million, up $14.2 million from FY 2024 despite tariff cost impacts; Record FY 2025 Gross Margin of 50.6%
•FY 2025 Operating Loss of $8.3 million, compared to operating loss of $20.2 million in FY 2024
•FY 2025 Net Loss of $39.7 million including a $26.6 million non-cash, mark-to-market common stock warrant liability adjustment, compared to net loss of $12.5 million in FY 2024
•Record FY 2025 Adjusted EBITDA (non-GAAP) of $2.0 million, improving $3.8 million compared to FY 2024

“2025 was a defining chapter for Owlet, marked by record-breaking financial performance and a fundamental evolution into a comprehensive pediatric health, safety, and sleep platform,” said Jonathan Harris, Owlet’s President and CEO. “By delivering $105.7 million in revenue, the strongest in our history, alongside record gross margin and adjusted EBITDA results, we believe we have proven the scalability and resilience of our business model. Owlet’s financial and operational strength is the foundation enabling the next phase of our global growth, and long-term value creation for all of our stakeholders.”

Harris continued, “The launch of Owlet360 subscription service has been a paradigm shift, deepening our relationship with parents and diversifying our long-term revenue streams. Surpassing 110,000 paying subscribers validates the value and trust families place in our connected ecosystem. When paired with the rollout of our AI-enabled Dream Sight camera, Owlet is much more than just a baby monitor brand — it is a sophisticated data platform establishing the gold standard for accurate infant biometric baselines from the first night.”

Harris concluded, “We enter 2026 ready to build on our momentum, and execute on our long-term growth opportunity. Owlet is well-positioned to leverage our unique pediatric dataset to redefine modern parenting and become the go-to wellness technology for families around the world.”

Financial Results for the Fourth Quarter and Full Year Ended December 31, 2025

Fourth Quarter 2025 Results

Revenue for the fourth quarter of 2025 was $26.6 million, compared to revenue in the fourth quarter of 2024 of $20.5 million, an increase of 29.6%. The increase was primarily due to higher sales of Dream Sock and Dream Duo products.

Cost of revenue for the fourth quarter of 2025 was $13.9 million with a gross margin of 47.6%, compared to cost of revenue of $9.5 million with a gross margin of 53.5% for the fourth quarter of 2024. Gross margin decreased 596 basis points year-over-year, primarily reflecting tariff impacts, partially offset by favorable product mix, improved fixed cost absorption, lower direct and fulfillment costs, and growth in revenue for our Owlet360 subscription service.

Operating expenses, including stock-based compensation, were $17.5 million for the fourth quarter of 2025, compared to $18.4 million for the same period in 2024. Operating costs decreased year-over-year primarily due to a decrease in legal expenses, partially offset by increases in headcount related expenses, including salaries, bonus, benefits, and stock-based compensation.

Operating loss was $4.9 million for the fourth quarter of 2025, compared to operating loss of $7.4 million for the fourth quarter of 2024.

Net loss was $9.2 million for the fourth quarter of 2025, compared to net loss of $9.1 million for the fourth quarter of 2024.

Adjusted EBITDA (non-GAAP) was $0.1 million for the fourth quarter of 2025, compared to $0.5 million for the fourth quarter of 2024.

Net loss per share was $0.39 for the fourth quarter of 2025, compared to net loss per share of $0.63 for the fourth quarter of 2024. Adjusted net loss per share (non-GAAP) was $0.03 for the fourth quarter of 2025, compared to $0.07 for the same period in 2024.

Full Year 2025 Results

For fiscal year 2025, revenue was $105.7 million, compared to $78.1 million for fiscal year 2024, an increase of 35.4%.

Cost of revenue for the fiscal year 2025 was $52.2 million with a gross margin of 50.6%, compared to cost of revenue of $38.7 million with a gross margin of 50.4% for fiscal year 2024.

Operating expenses, including stock-based compensation, were $61.8 million for the fiscal year 2025, compared to $59.5 million for the same period in 2024.

Operating loss was $8.3 million for the fiscal year 2025, compared to operating loss of $20.2 million for the fiscal year 2024.

Net loss was $39.7 million for the fiscal year 2025, compared to net loss of $12.5 million for the fiscal year 2024.

Adjusted EBITDA (non-GAAP) was $2.0 million for the fiscal year 2025, compared to a loss of $1.8 million for the fiscal year 2024, an improvement of $3.8 million.

Net loss per share was $2.31 for the fiscal year 2025, compared to net loss per share of $1.57 for the fiscal year 2024. Adjusted net loss per share (non-GAAP) was $0.11 for the fiscal year 2025, compared to $0.36 for the same period in 2024.

2026 Financial Outlook

For the first quarter of 2026, we expect revenue in the range of $20 to $21 million, gross margins of 50% to 52%, and adjusted EBITDA of $(2.5) to $(1.5) million.

For the full year 2026, we expect revenue in the range of $126 to $130 million, representing 19% to 23% growth over 2025, gross margins of 49% to 52% including the impact of tariff costs, and adjusted EBITDA of $3 to $5 million, representing 50% to 150% growth over 2025.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the Company’s expected financial performance, including the Company’s financial outlook, outlook based upon global regulatory clearances, approvals, certifications, and/or classifications, product enhancements, growth prospects, future operational efficiencies or results, and expected market opportunity and acceptance. In some cases, you can identify forward-looking statements by terms such as “estimate,” “may,” “believes,” “plans,” “expects,” “anticipates,” “intends,” “goal,” “potential,” “upcoming,” “outlook,” “guidance,” the negation thereof, or similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. For all such forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. The Company’s actual results, performance or achievements may differ materially from any future results, performance or achievements expressed or implied by our forward-looking statements. Many important factors could affect the Company’s future results and cause those results to differ materially from those expressed in or implied by the Company’s forward-looking statements. Such factors include, but are not limited to, (i) the regulatory pathway for Owlet’s products, including submissions to, actions taken by and decisions and responses from regulators, such as the FDA and similar regulators outside of the United States, as well as Owlet’s ability to obtain and maintain regulatory approval or certification for our products and other regulatory requirements and legal proceedings; (ii) Owlet’s competition and the Company’s ability to achieve future growth and sustain its growth rate; (iii) Owlet’s ability to attract and retain customers and increase sales to its customers; (iv) Owlet’s ability to obtain additional financing in the future, as well risks associated with the Company’s current loan and debt agreements, including compliance with debt covenants, restrictions on the Company’s access to capital, the impact of the Company’s overall debt levels and the Company’s ability to generate sufficient future cash flows to meet Owlet’s debt service obligations and operate Owlet’s business; (v) the ability of Owlet to implement strategic initiatives, reduce costs, develop and launch new products, innovate and enhance existing products, scale its platform, meet customer demands and adapt to changes in consumer preferences and retail trends; (vi) Owlet’s ability to acquire, defend and protect its intellectual property and satisfy regulatory requirements, including but not limited to requirements concerning privacy and data protection, breaches and loss, as well as other risks associated with Owlet’s digital platforms and technologies; (vii) Owlet’s ability to maintain relationships with manufacturers and suppliers and retain Owlet’s management and key employees; (viii) Owlet’s ability to upgrade and maintain its information technology systems; (ix) changes in applicable laws or regulations in the United States and other jurisdictions; (x) the impact of and disruption to Owlet’s business, financial condition, operations, supply chain and logistics due to economic and other conditions beyond the Company’s control, such as health epidemics or pandemics, macro-economic uncertainties, tariffs or trade restrictions, social unrest, hostilities, natural disasters or other catastrophic events; (xi) the possibility that Owlet may be adversely affected by other economic, business, regulatory, competitive or other factors, such as changes in discretionary consumer spending and consumer preferences; and (xii) other risks and uncertainties set forth in the Company’s other releases, public statements and filings with the U.S. Securities and Exchange Commission (“SEC”), including those identified in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as updated in the Company’s quarterly reports on Form 10-Q, as any such factors may be updated from time to time in the Company’s other filings with the SEC. All such forward-looking statements attributable to the Company or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Moreover, the Company operates in an evolving environment. Except as required by law, the Company assumes no obligation to update any forward-looking statements after the date of this press release, whether because of new information, future events or otherwise, although Owlet may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties. The Company has not filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2025. As a result, all financial results described in this earnings release should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates, that are identified prior to the time the Company files its Annual Report on Form 10-K.

Disclosure Regarding Non-GAAP Financial Measures

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has included certain non-GAAP financial measures in this release, including adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share.

The Company uses such non-GAAP financial measures as internal measures of business operating performance and as performance measures for benchmarking against the Company’s peers and competitors. The Company believes its presentation of adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share provides a meaningful perspective of the underlying operating performance of the Company’s current business and enables investors to better understand and evaluate its historical and prospective operating performance. The Company believes that these non-GAAP financial measures are important supplemental measures of operating performance because they exclude items that vary from period to period without correlation to the Company’s core operating performance and highlight trends in its business that may not otherwise be apparent when relying solely on GAAP financial measures. Due to the nature of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of the Company’s future operating performance. The Company believes investors, analysts and other interested parties use adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share in evaluating issuers, and the presentation of these measures facilitates a comparative assessment of the Company’s operating performance in addition to the Company’s performance based on GAAP results.

The Company’s non-GAAP financial measures should not be considered as an alternative to net income (loss) or net income (loss) per share as a measure of financial performance or any other performance measure derived in accordance with GAAP and should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items.

Adjusted EBITDA is defined as net income (loss) adjusted for income tax provision, interest expense, net, depreciation and amortization, impairment of intangible assets, common stock warrant liability adjustment, stock-based compensation, transaction costs, charges related to certain legal matters, net of insurance loss recovery related to certain legal matters, and restructuring costs.

Adjusted net income (loss) is defined as net income (loss) adjusted for impairment of intangible assets, common stock warrant liability adjustment, stock-based compensation, transaction costs, insurance loss recovery related to certain legal matters, net of charges related to certain legal matters, and restructuring costs. Adjusted net income (loss) per share is defined as adjusted net income (loss) divided by the basic weighted-average number of shares of common stock outstanding.

Adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share are not recognized terms under GAAP, and the Company’s presentation of these non-GAAP measures does not replace the presentation of the Company’s financial results in accordance with GAAP. Because all companies do not use adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures. The non-GAAP financial measures included in this release should not be construed as substitutes for or better indicators of the Company’s performance than the most directly comparable GAAP financial measures. See the reconciliation tables that accompany this release for additional information regarding certain of the non-GAAP financial measures included herein.

A reconciliation of the Company's guidance contained in this press release with respect to non-GAAP financial measures to the most directly comparable GAAP financial measure cannot be provided without unreasonable efforts and is not provided herein because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, the amounts of which could be material.

Conference Call and Webcast Information

Owlet will host a conference call and webcast today, March 5, 2026, at 4:30 p.m. ET to discuss these results and provide a business update.

Participants may access the call at 833-470-1428 (domestic) or 646-844-6383 (international) and reference Access Code 211338. A simultaneous webcast may be accessed online at the Events section of Owlet’s Investor Relations website at investors.owletcare.com. A replay will be available on the Investor Relations website shortly after the webcast concludes.

About Owlet, Inc.

Owlet, Inc. (NYSE: OWLT), a leading pediatric health platform, is the only company in the world to offer U.S. FDA-cleared and internationally medically-certified wearable pediatric monitors,

delivering hospital-grade technology directly in the home. Our award-winning pediatric products and innovative software combine clinically tested monitoring systems, an integrated video platform, and a simple, easy-to-use app, providing parents with real-time health insights to stay informed on their child’s well-being, support restful sleep, and provide peace of mind anywhere. Since 2012, more than 2.5 million parents have trusted Owlet to monitor their children's well-being and sleep. This adoption has fueled one of the largest collections of pediatric health and sleep data in the world, powering innovations that bridge the critical gap between hospital and home. Owlet is driving a new standard in pediatric wellness by pairing advanced medical technology with consumer-friendly design. Our mission is simple yet ambitious: to give every baby and every family the best possible start in life. Learn more at www.owletcare.com and follow us on LinkedIn and Instagram for company news and updates.

Owlet, Inc.
Condensed Consolidated Balance Sheets - Preliminary, Unaudited1
(in millions)

Assets	December 31, 2025	December 31, 2024
Current assets:
Cash and cash equivalents	$35.5	$20.2
Restricted cash	5.6	0.4
Accounts receivable, net	22.9	12.1
Inventory	15.3	10.5
Prepaid expenses and other current assets	2.7	2.8
Total current assets	$81.9	$46.1
Property and equipment, net	0.3	0.1
Right of use assets, net	0.1	0.1
Intangible assets, net	1.4	1.0
Other assets	2.0	2.2
Total assets	$85.6	$49.5
Liabilities, Mezzanine Equity, and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$12.0	$11.3
Accrued and other expenses	19.4	16.4
Current portion of deferred revenues	2.3	1.4
Line of credit	6.9	6.3
Current portion of long-term and other debt	3.6	1.1
Total current liabilities	44.2	36.4
Long-term debt, net	2.5	4.3
Common stock warrant liabilities	3.3	25.3
Other long-term liabilities	0.2	0.2
Total liabilities	50.2	66.3
Total mezzanine equity	16.4	12.9
Total stockholders’ equity (deficit)	19.0	(29.8)
Total liabilities, mezzanine equity, and stockholders' equity (deficit)	$85.6	$49.5
1 Amounts may not sum due to rounding

Owlet, Inc.
Condensed Consolidated Statements of Cash Flows - Preliminary, Unaudited1
(in millions)

	Year Ended December 31,
	2025	2024
Net cash used in operating activities	$(10.8)	$(11.2)
Net cash used in investing activities	(0.9)	(0.8)
Net cash provided by financing activities	32.1	16.0
Net change in cash, cash equivalents, and restricted cash	$20.4	$4.1
1 Amounts may not sum due to rounding

Owlet, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) - Preliminary, Unaudited1
(in millions, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues	$26.6	$20.5	$105.7	$78.1
Cost of revenues	13.9	9.5	52.2	38.7
Gross profit	12.6	11.0	53.5	39.3
Operating expenses:
General and administrative	8.7	11.8	29.2	34.0
Sales and marketing	5.2	4.0	18.5	15.8
Research and development	3.6	2.5	14.1	9.8
Total operating expenses	17.5	18.4	61.8	59.5
Operating loss	(4.9)	(7.4)	(8.3)	(20.2)
Other income (expense):
Interest expense, net	(0.6)	(1.4)	(3.4)	(1.6)
Common stock warrant liability adjustment	(2.8)	(0.2)	(26.6)	9.3
Other income (expense), net	(1.0)	—	(1.4)	0.1
Total other income (expense), net	(4.3)	(1.6)	(31.4)	7.7
Loss before income tax provision	(9.2)	(9.0)	(39.7)	(12.5)
Income tax provision	—	—	—	(0.1)
Net loss and comprehensive loss	$(9.2)	$(9.1)	$(39.7)	$(12.5)
Accretion on convertible preferred stock	(0.8)	(0.8)	(3.4)	(4.9)
Accretion on redeemable common stock	—	—	(0.1)	—
Allocation of net loss attributable to redeemable common stockholders	0.2	0.4	1.3	0.3
Net loss attributable to redeemable common stockholders	$(0.2)	$(0.3)	$(1.2)	$(0.2)
Net loss attributable to common stockholders	$(9.8)	$(9.6)	$(41.9)	$(17.2)

Net loss per share attributable to redeemable common stockholders
Basic and diluted	$(0.36)	$(0.58)	$(2.16)	$(1.42)
Weighted-average number of shares outstanding used to compute net loss per share attributable to redeemable common stockholders
Basic and diluted	562,500	562,500	562,500	172,131

Net loss per share attributable to common stockholders
Basic and diluted	$(0.39)	$(0.63)	$(2.31)	$(1.57)

Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders
Basic and diluted	24,992,827	15,108,332	18,093,925	10,951,270
1 Amounts may not sum due to rounding

Owlet, Inc.
Reconciliation of GAAP to Non-GAAP Measures - Preliminary, Unaudited1
(in millions, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
GAAP net loss	$(9.2)	$(9.1)	$(39.7)	$(12.5)
Income tax provision	—	—	—	0.1
Interest expense, net	0.6	1.4	3.4	1.6
Depreciation and amortization	0.2	0.1	0.5	0.5
Impairment of intangible assets	—	—	—	1.9
Common stock warrant liability adjustment	2.8	0.2	26.6	(9.3)
Stock-based compensation	4.8	1.6	9.3	8.6
Transaction costs	1.0	—	1.4	0.4
Charges related to certain legal matters, net of insurance loss recovery related to certain legal matters	—	6.2	0.3	6.2
Restructuring costs	—	—	—	0.8
Non-GAAP Adjusted EBITDA	$0.1	$0.5	$2.0	$(1.8)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
GAAP net loss	$(9.2)	$(9.1)	$(39.7)	$(12.5)
Non-GAAP adjustments:
Impairment of intangible assets	—	—	—	1.9
Common stock warrant liability adjustment	2.8	0.2	26.6	(9.3)
Stock-based compensation	4.8	1.6	9.3	8.6
Transaction costs	1.0	—	1.4	0.4
Insurance loss recovery related to certain legal matters, net of charges related to certain legal matters	—	6.2	0.3	6.2
Restructuring costs	—	—	—	0.8
Non-GAAP adjusted net loss	$(0.6)	$(1.0)	$(2.0)	$(4.0)
Non-GAAP adjusted net loss per share	$(0.03)	$(0.07)	$(0.11)	$(0.36)
Weighted-average number of shares outstanding attributable to common stockholders, basic	24,992,827	15,108,332	18,093,925	10,951,270

1 Amounts may not sum due to rounding

Contacts

Investor Relations: ir@owletcare.com

Media: pr@owletcare.com